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                                                                   EXHIBIT 10.31


                          AMENDED AND RESTATED CHARTER

                                       OF

                        PRISON MANAGEMENT SERVICES, INC,


         PRISON MANAGEMENT SERVICES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Tennessee Business Corporation Act, as amended (the "Act"), does hereby certify:

         I. That the Board of Directors of the Corporation, by written consent executed in accordance with Section 48-18-202 of the Act on December 23, 1998, recommended the amendments included in the Amended and Restated Charter ("Restated Charter") set forth below as the Charter of Corporation.

         II. That, by written consent, executed in accordance with Section 48-17-104 of the Act, on December 28, 1998, all of the voting shareholders of the Corporation approved and adopted the amendments included in the Restated Charter set forth below.

         III. That the Restated Charter has been duly adopted in accordance with Sections 48-20-103 and 48-20-107 of the Act.

         The adopted Restated Charter of Prison Management Services, Inc. is as follows:

         1. The name of the corporation is Prison Management Services, Inc..

         2. The Corporation is for profit.

         3. The street address of the Corporation's principal office is:

                 10 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 County of Davidson

         4. (a)  The name of the Corporation's initial registered agent is Linda
                 G. Cooper.

            (b) The street address of the Corporation's initial registered office in Tennessee is:

                 10 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 County of Davidson




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         5. The name and address of the incorporator is:

                 Albert J. Bart, Esq.
                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee 37215

         6. The total number of shares which the Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000) of which Two Hundred Million (200,000,000) shares shall be Common Stock having $0.01 par value per share (the "Common Stock") and Fifty Million (50,000,000) shares shall be Preferred Stock having $0.01 par value per share (the "Preferred Stock").

         A. The Common Stock shall be divided into two classes, of which One Hundred Million (100,000,000) shares shall be designated and constitute Class A Common Stock (the "Class A Common Stock") and One Hundred Million (100,000,000) shares shall be designated and constitute Class B Common Stock (the "Class B Common Stock"). Unless otherwise provided by law or provided for herein, each share of Class A Common Stock shall have all rights, powers and privileges accorded common stock under the Tennessee Business Corporation Act, as amended, and the Charter and Bylaws, each as amended, of the Corporation. The shares of Class B Common Stock, when issued, shall have the voting powers, preferences and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof as follows:

         (1) Voting Rights. The Class B Common Stock shall have no voting rights except as might otherwise be required by law.

         (2) Dividends. The Corporation shall pay dividends, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, to the holders of the Class B Common Stock, and the holders of the Class B Common Stock shall be entitled to receive, on a pro-rata basis, cumulative cash dividends equal to ninety-five percent (95%) of the Corporation's net income, as determined in accordance with generally accepted accounting principles. Dividends shall accrue from the date of original issue of each share and shall be paid on a quarterly basis in arrears, such payments to be made on or before the 30th calendar day of the calendar quarter following the quarter for which such payment is due, (the "Dividend Payment Date") to the persons who are registered holders of the Class B Common Stock on the last calendar day of the quarter for which such payment is due. Dividends of the Class B Common Stock will be cumulative from the date of original issue of the respective share.

         (3) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up with the Corporation, the remaining assets of the Corporation shall be distributed pro-rata among the holders of both the Class A




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                  Common Stock and Class B Common Stock. Neither the
                  consolidation, merger, or other business combination of the Corporation with or into any other individual, partnership, corporation, trust, joint venture, unincorporated organization in government or any department or agency thereof, nor the sale of all respective assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this section.

         B. The shares of Preferred Stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to divide any or all classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

         C. The Corporation may not issue or sell shares of Common Stock of the Corporation, shares of Preferred Stock of the Corporation or debt securities convertible into shares of either Common Stock of the Corporation or Preferred Stock of the Corporation without the express written agreement of the Board of Directors of Prison Realty Corporation, a Maryland corporation, or any successor in interest thereto ("Prison Realty"), provided, however, that the express written consent of Prison Realty shall not be required for such issuance or sale if the Corporation provides Prison Realty with an opportunity to purchase, on substantially similar terms, an amount of Class B Common Stock sufficient to maintain Prison Realty's ownership interest in the capital stock of the Corporation, measured as of the date of such proposed issuance or sale.

         7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter in the manner now or hereafter prescribed by the laws of the State of Tennessee. All rights herein conferred to the shareholders are granted subject to this reservation.

         8. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Tennessee.

         9. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 9 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to events occurring prior to such time.






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         10. The Corporation's duration is perpetual.

         Dated this 31st day of December, 1998.



                                             By:/s/ Darrell K. Massengale
                                                -----------------------------
                                                President



Attest:

By:/s/ Brent Turner
   -----------------------------
     Secretary






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